As filed with the Securities and Exchange Commission on June 3, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BitFuFu Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9 Temasek Boulevard

Suntec Tower 2, #13-01

Singapore 038989

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amended and Restated 2022 Share Incentive Plan

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leo Lu, Chief Executive Officer
9 Temasek Boulevard
Suntec Tower 2, #13-01
Singapore 038989 Telephone: +65 6252 7569

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”). ☐

EXPLANATORY NOTE

This Registration Statement is filed by BitFuFu Inc. (the “Registrant”) to register additional securities issuable pursuant to the Amended and Restated 2022 Share Incentive Plan and consists of only those items required by General Instruction E to Form S-8.  On May 29, 2025, the Registrant’s board of directors approved to amend and restate the original 2022 Share Incentive Plan of the Registrant and adopted the Amended and Restated 2022 Share Incentive Plan (the “A&R 2022 Plan”). The maximum aggregate number of shares that may be issued under the A&R 2022 Plan has been adjusted from 7,500,000 Class A ordinary shares pursuant to the original 2022 Share Incentive Plan, for which a registration statement on Form S-8 (File No. 333-282033) was filed with the Securities and Exchange Commission (the “Commission”) on September 11, 2024 (the “Prior S-8 Registration Statement”), to 14,657,193 Class A ordinary shares, increased by 7,157,193 Class A ordinary shares. Based on the above, the additional securities registered hereby consist of 7,157,193 Class A ordinary shares. In accordance with General Instruction E to Form S-8, the contents of the Prior S-8 Registration Statement are incorporated herein by reference, except as otherwise set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference herein:

(a)	The Registrant’s registration statement on Form S-8 (File No. 333-282033) filed with the Commission on September 11, 2024;

(b)	The Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the Commission on April 21, 2025 (File No. 001-41972); and

(c)	The description of the Registrant’s ordinary shares incorporated by reference in the Registrant’s registration statement on Form F-3 filed with the Commission on April 21, 2025 (File No. 333-286356), including any amendment and report subsequently filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 8.	Exhibits

See the Index to Exhibits attached hereto.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Memorandum and Articles of Association of the Registrant, effective on February 29, 2024 (incorporated by reference to Exhibit 1.1 to the Shell Company Report on Form 20-F (File No. 001-41972), filed with the SEC on March 7, 2024)

4.2	Specimen Class A Ordinary Share Certificate of BitFuFu Inc. (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form F-4 (Reg. No. 333-276181), initially filed with the SEC on December 21, 2023)

5.1*	Opinion of Harney Westwood & Riegels, Cayman Islands counsel to the Registrant, regarding the legality of the ordinary shares being registered

10.1*	Amended and Restated 2022 Share Incentive Plan

23.1*	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)

23.2*	Consent of WWC, P.C.

24.1*	Power of Attorney (included on signature page hereto)

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on June 3, 2025.

BitFuFu Inc.

By:	/s/ Leo Lu
	Name:	Leo Lu
	Title:	Director, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Leo Lu as his or her true and lawful attorney-in-fact and agent, with full power to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 3, 2025.

Signature	Title

/s/ Leo Lu	Chairman of the Board of Directors and Chief Executive Officer
Leo Lu	(Principal Executive Officer)

/s/ Calla Zhao	Chief Financial Officer
Calla Zhao	(Principal financial and accounting officer)

/s/ Celine Lu	Director
Celine Lu

/s/ Huaiyu Liu	Independent Director
Huaiyu Liu

/s/ Yeeli Hua Zheng	Independent Director
Yeeli Hua Zheng

/s/ Joshua Kewei Cui	Independent Director
Joshua Kewei Cui

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of BitFuFu Inc. has signed this registration statement or amendment thereto in New York, New York on June 3, 2025.

COGENCY GLOBAL INC.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.

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